UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Avalara, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To: Avalara Employees

From: Scott McFarlane

Subject: Vote on deal with Vista Equity Partners – How to vote in for your shares

Hey everybody,

We said we would keep you updated as we moved ahead in our proposed deal with Vista… Last week, Avalara announced that we will hold a Special Meeting of Shareholders on October 14 so our shareholders can vote on the transaction. As you may remember, the transaction is subject to customary closing conditions, including the approval of Avalara’s shareholders, and we have filed a proxy statement with additional information that shareholders need to make an informed voting decision.

For our Avalarian shareholders, your vote matters. Voting is easy and quick, and it’s kind of cool to play your part in this special and interesting process… Attached to this email is a one-pager that provides voting instructions and FAQs—take a look. The fastest and easiest way to vote is online. Simply follow the instructions on your proxy card, voter instruction form or email as soon as possible. If you received a hard copy of the proxy statement then you may also choose to sign, date, and mail your proxy card in the postage-paid envelope provided.

If you have specific questions, please reach out to stock@avalara.com.

Every vote is important, no matter how many shares you own. I want to extend my thanks to all Avalarians. Thank you for staying focused to close out a strong 2022, thank you for your trust, and thank you for voting.

Scott

Additional Information and Where to Find It

This communication has been prepared in respect of the proposed transaction involving Avalara, Inc. (“Avalara”) and affiliates of Vista Equity Partners and does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Avalara has filed a definitive proxy statement on Schedule 14A on September 12, 2022 (the “Proxy Statement”) relating to a special meeting of its shareholders with the Securities and Exchange Commission (the “SEC”). Additionally, Avalara may file other relevant materials in connection with the transaction with the SEC. Shareholders of Avalara are urged to read carefully and in their entirety the Proxy Statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the proposed transaction and related matters. The Proxy Statement has been filed with the SEC and mailed or otherwise made available to Avalara shareholders. Shareholders will be able to obtain a copy of the Proxy Statement, as well as other filings containing information about the transaction that are filed by Avalara with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Avalara’s website at www.investor.avalara.com.

Participants in the Solicitation

Avalara and its directors, executive officers, and certain other members of management and employees of Avalara may be deemed to be participants in the solicitation of proxies from the shareholders of Avalara in respect of the proposed transaction. Information about Avalara’s directors and executive officers is set forth in the proxy statement for Avalara’s 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2022. Other information regarding the persons who may, under the rules of the SEC, be considered participants in the proxy solicitation and a description of their interests is contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding Avalara’s expectations regarding the proposed transaction with affiliates of Vista Equity Partners and the future performance and financial results of Avalara’s business and other non-historical statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Avalara cautions readers of this communication that such “forward looking statements”, wherever they occur in this communication or in other statements attributable to Avalara, are necessarily estimates reflecting the judgment of Avalara’s senior management and are based on Avalara’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Avalara’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the failure to obtain approval of the proposed transaction by Avalara shareholders; (iii) the failure to obtain required regulatory approval to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; (iv) the risk that the proposed merger will not be consummated in a timely manner, including if the debt and equity financing for the proposed transaction is not funded in accordance with their respective terms; (v) the effect of the announcement of the proposed transaction on the ability of Avalara to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (ix) significant costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; and (xi) restrictions during the pendency of the proposed transaction that may impact Avalara’s ability to pursue certain business opportunities. Additional factors that could cause Avalara’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Avalara’s Annual Report on Form 10-K for the period ended December 31, 202, Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Quarterly Report on Form 10-Q for the period ended on June 30, 2022, as such factors may be further updated from time to time in Avalara’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Avalara’s filings with the SEC. As a result of such risks, uncertainties and factors, Avalara’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Avalara is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

How to Vote at Avalara’s Upcoming Special Meeting On August 8, 2022, Avalara announced a definitive agreement under which it will be acquired by Vista Equity Partners, a leading global investment firm focused exclusively on enterprise software, data and technology-enabled businesses, in partnership with institutional co-investors, for $93.50 per share in cash. If you are an Avalara shareholder, your vote is extremely important — no matter how many shares you own. Three Easy Ways to Vote BY INTERNET BY TELEPHONE BY MAIL Visit the website Dial the toll-free Mark, date, sign shown on your number shown on and return the proxy card your proxy card proxy card in the (available 24/7) postage-paid envelope provided If you vote your proxy by internet or phone, OCT your vote must be received no later than    13 11:59 p.m. Eastern Time on October 13, 2022, the day before the Special Meeting. FAQs Where can I find the proxy card? If you are a registered shareholder, then you should have received your proxy statement by mail on or around September 15, 2022. Your proxy card and a postage-paid return envelope was included with your proxy statement. If you hold your shares through a bank, broker or other nominee, such as E*TRADE, then you may have received your proxy statement either by mail or via e-mail. If you normally receive communications from your broker by mail, then you should receive your proxy statement by mail. This mailing includes your proxy card and a postage-paid return envelope. You should have received this mailing on or around September 17, 2022.    If you normally receive communications from your broker via e-mail, then you should have received an email from your broker on or about September 16, 2022 containing your proxy card. The email from your broker contains a link that will allow you to vote your shares online, which is the fastest and easiest way to vote. What happens if I do not vote? If you do not attend the special meeting or vote by proxy in advance of the meeting, your shares will not be voted at the special meeting. The failure to return your proxy card or otherwise vote your shares at the special meeting will have the same effect as a vote “AGAINST” the merger proposal. Already voted or mistakenly voted? Only your latest dated vote instruction by internet, phone or mail will count. You may change a prior vote by voting again using any of the three advance voting methods noted above. Shares in multiple accounts? If you hold Avalara shares in more than one account, you’ll receive separate proxy cards or voting instruction forms for each account. To ensure all your shares are represented, you must submit a proxy for EACH account in which you hold Avalara shares. Questions? If you have any questions about how to vote your shares, or need assistance in voting, please contact the firm assisting us: Innisfree M&A Incorporated. You may call toll-free from the U.S. or Canada at (877) 687-1873 or +1 (412) 232-3651 from other locations. Thank you for your dedication to and trust with Avalara, and thank you for voting.